Exhibit 10.43

STANDARD MULTI-TENANT OFFICE LEASE — GROSS

AMENDMENT TO LEASE DATED 2-19-2011

BETWEEN S REAL ESTATE HOLDINGS LLC AND ISCO

The following paragraphs of the lease are amended July 1, 2011, as follows:

1.2(a) Premises: The square footage is increased to 8,199 Sq. Feet.

1.2(b) Parking: The parking spaces will increase to 29 unreserved and 4 reserved.

1.5 Base Rent: Base rent increases to $ 9,018.59.

1.6 Lease’s Share of Operating Expense Increase: Percentage increases to 48.07%

All other provisions of the lease remain unchanged.

LESSEE:

INTERNATIONAL STEM CELL CORPORATION, A CALIFORNIA CORPORATION

/s/ Linh Nguyen
Linh Nguyen CFO

Date:11/21/2011

LESSOR:

S REAL ESTATE HOLDING LLC

/s/ Ruslan Semechkin
Ruslan Semechkin

Date: 11/21/2011